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                                                                EXHIBIT NO. 23.1





                              CONSENT OF KPMG LLP



Board of Directors
Atlantic Premium Brands, Ltd.:


We consent to incorporation by reference in the registration statements (No. 33-80010 and 333-39561) on Form S-8 of Atlantic Premium Brands, Ltd. of our report dated March 26, 1999, relating to the consolidated balance sheet of Atlantic Premium Brands, Ltd. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1998 annual report on Form 10-K of Atlantic Premium Brands, Ltd.

                                   /s/ KPMG LLP

Chicago, Illinois
March 30, 1999